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                    SECOND AMENDMENT TO EMPLOYMENT AGREEMENT


         This Amendment is made effective as of August 1, 1997, by and between Fremont General Corporation (the "Company") and James A. McIntyre (the "Executive"). Unless otherwise defined herein, capitalized terms used in this Amendment shall have the same meaning as in the Employment Agreement dated January 1, 1994.

         WHEREAS, the Executive and the Company entered into an employment agreement dated January 1, 1994, as amended effective as of August 1, 1996 (the "Employment Agreement"); and

         WHEREAS, the Executive and the Company desire to amend the Employment Agreement to extend the employment period to provide additional security to the Executive and to encourage the Executive to continue employment with the Company.

         NOW, THEREFORE, in consideration of the foregoing recitals and the respective covenants and agreements of the parties contained in this document and in consideration of the continuing employment of Executive by the Company, the Company and the Executive agree to amend the Employment Agreement as follows:

         1. Section 2 ("Employment Period") shall be amended by revising subsection (a) thereof to read as follows:

                  "(a) Basic Rule. The employment period (the "Employment Period") began upon the Effective Date and continued for an initial term of three years. Effective as of January 1, 1997, the Employment Period shall be extended for an additional term of three years, unless sooner terminated in accordance with paragraphs (b)-(d) below. After such additional three-year Employment Period, or any extension term, the Employment Period shall be automatically extended for additional one-year terms unless terminated by


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either party with a least 90 days'  advance  written  notice prior to the end of the then-current term."

         2. To the extent not amended hereby, the Employment Agreement is ratified and confirmed in its entirety.

         IN WITNESS WHEREOF, this Amendment has been entered into as of the date first set forth above.


EXECUTIVE                                            FREMONT GENERAL CORPORATION

/s/  JAMES A. MCINTYRE                               By: /s/ LOUIS J. RAMPINO
----------------------                                   -----------------------
James A. McIntyre                                    Louis Rampino
                                                     Title: President & Chief
Date: August 8, 1997                                 Operating Officer
      --------------

                                                     By: /s/ DICKINSON C. ROSS
                                                         -----------------------
                                                     Dickinson C. Ross
                                                     Title:  Chair, Compensation
                                                     Committee of the Board of
                                                     Directors